Gabelli Capital Series 485BPOS

Exhibit 28(j)(2)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose names appear below nominates, constitutes and appoints John C. Ball and Peter Goldstein (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent, for him or her and on his or her behalf and in his or her place and stead in any and all capacities, to make, execute and sign all amendments and supplements to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of the GABELLI CAPITAL SERIES FUND, INC. (the “Fund”), and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest, par value $0.001 per share, of the Fund, and any and all amendments and supplements to such Registration Statement, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned Directors themselves might or could do.

IN WITNESS WHEREOF, the undersigned Directors have hereunto set their hands this 28th day of April, 2023.

/s/ Mario J. Gabelli
Mario J. Gabelli
Director & Chairman

/s/ Clarence A. Davis
Clarence A. Davis
Director

/s/ Mary E. Hauck
Mary E. Hauck
Director

/s/ William F. Heitmann
William F. Heitmann
Director

/s/ Kuni Nakamura
Kuni Nakamura
Director

/s/ Werner J. Roeder
Werner J. Roeder
Director

/s/ Anthonie C. van Ekris
Anthonie C. van Ekris
Director

/s/ Daniel E. Zucchi
Daniel E. Zucchi
Director